 Exhibit 99

Midwest Air Group, Inc.

6744 South Howell Avenue

Oak Creek, Wisconsin  53154-1402

414-570-4000

www.midwestairlines.com

Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980, 888-360-4782 or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

October 27, 2005

MIDWEST AIR GROUP REPORTS THIRD QUARTER RESULTS

Summary: Third Quarter 2005 vs. Third Quarter 2004

•   Operating revenue increased 32.1% to $136.6 million

•   Scheduled service revenue passenger miles increased 46.6% to 896.2 million on a 20.8% increase in capacity

•   Operating loss of $27.1 million (includes $15.6 million in impairment charges related to the planned retirement of two MD-81 aircraft) vs. $13.0 million

•   Net loss of $26.9 million (includes $15.6 million in impairment charges) vs. $13.4 million

•   A per-share loss of $1.54 (includes $0.89 in impairment charges) vs. loss of $0.77

•   Higher fuel prices negatively impacted operating results by $13.4 million, or $0.77 per share

Milwaukee, Wisconsin, October 27, 2005 – Midwest Air Group, Inc. (AMEX: MEH) today reported third quarter results for its Midwest Airlines and Skyway Airlines (dba Midwest Connect) operations.

“Our revenue performance remained strong in the third quarter. We achieved significant increases in revenue, traffic and passenger loads, and posted sizeable gains in market share while adding considerable capacity,” said Timothy E. Hoeksema, chairman and chief executive officer. “However, the highly competitive industry environment and record fuel costs – which were aggravated by hurricanes that disrupted service and damaged oil refineries and the fuel distribution system – contributed to a difficult quarter from a profitability perspective.”

Comparing third quarter 2005 to third quarter 2004, operating revenue increased 32.1% to $136.6 million. Operating results fell to a $27.1 million loss from a $13.0 million loss in the third quarter of 2004, while net results dropped to a $26.9 million loss from a $13.4 million loss. (Due to accumulated losses, Midwest Air Group discontinued recording federal income tax benefit on losses beginning with second quarter 2004 and state income tax benefit on losses beginning with second quarter 2005.) Per share results were a loss of $1.54, compared with a $0.77 loss in the same quarter a year ago.

Included in the results is a $15.6 million ($0.89 per share) asset impairment charge related to the planned retirement of two MD-81 aircraft. Both aircraft will be removed from scheduled service in December, with one being made available for sale and the other used for charter operations until May 2006 and then sold. These aircraft, which are in Signature Service configuration, are not suitable for use as Saver Service aircraft. Both will be backfilled by future deliveries of Boeing 717 aircraft, which are significantly more fuel-efficient on a seat-mile basis.

The revenue increase reflects a 46.6% increase in passenger traffic, due to strong customer demand in response to strategic pricing actions and schedule and service enhancements. The traffic increase was partially offset by a 7.5% decrease in revenue yield, driven primarily by the company’s strategy to increase load factor and total revenue through pricing actions. Total operating expenses increased 40.7%, due to fuel expense increases, asset impairment charges and higher aircraft maintenance expenses that negatively impacted results in the quarter. Fuel expense increased $19.7 million, or 69.1% – of which $13.4 million ($0.77 per share) was related to price increases (calculated by applying 2004 prices to actual gallons consumed in 2005 and comparing the result to actual 2005 expense). Fuel expense includes the effect of hedging, which favorably impacted fuel costs by $2.3 million ($0.09 per gallon) in the quarter.

Year to date, operating revenue increased 22.0% to $380.2 million. Operating results fell to a $51.2 million loss from a $26.1 million loss in 2004, while net results fell to a $51.0 million loss from a $23.7 million loss last year. Included in the 2004 nine-month loss was a tax benefit of $4.0 million. Results per share fell to a $2.92 loss from a $1.36 loss in the first three quarters of 2004.

Year-to-date 2005 results include the $15.6 million ($0.89 per share) impairment charge, a $2.8 million ($0.16 per share) accrual for engine overhaul expenses, $0.8 million ($0.05 per share) for the write-off of capitalized lease arranger and legal expenses, a $0.9 million ($0.05 per share) litigation settlement and $0.7 million ($0.04 per share) in severance costs. Year-to-date 2004 results include $1.2 million ($0.07 per share) of costs related to the disposition of aircraft.

“Customers continue to respond positively to the marketing initiatives we implemented late last year,” said Hoeksema. “The strategic pricing adjustments and extensive enhancements we made to our schedules and service have resulted in strong increases in passenger traffic and advance bookings.” He added that the airline also posted significant gains in market share in Midwest’s Milwaukee and Kansas City hubs in August, the most recent month for which market share results are available:

•   Midwest Airlines and Midwest Connect carried 48.0% of all passengers departing from Milwaukee during August, up from 38.3% in August a year ago. In August 2005, Midwest Airlines and Midwest Connect transported 158,364 Milwaukee passengers, up 43% from 110,531 passengers in the same period last year.

•   In Kansas City, Midwest market share rose to 8.2% for August from 4.3% in the same month a year earlier. In August this year, Midwest Airlines carried a total of 35,053 Kansas City passengers, up 86% from 18,801 passengers in August 2004.

Hoeksema said the airline has also seen success from its efforts to introduce its distinctive product to additional travelers by improving connectivity through its Milwaukee and Kansas City bases.

At Midwest Airlines, revenue per scheduled service available seat mile increased 15.8% in the quarter. Load factor increased 13.3 percentage points due to a 49.7% increase in passenger traffic on a 22.9% increase in capacity. Revenue yield decreased 5.4%.

Into-plane fuel prices increased 38.5% in third quarter 2005, averaging $1.92 per gallon versus $1.39 per gallon in third quarter 2004, and resulted in an $11.6 million (pre-tax) unfavorable price impact. Fuel consumption increases resulted in a $6.4 million (pre-tax) unfavorable impact in the quarter (calculated by applying 2004 prices to the actual change in gallons consumed in 2005 relative to 2004), primarily as a result of an increase in the number of operating hours.

In the quarter, cost per available seat mile (unit costs) at Midwest Airlines increased $0.0220 to $0.1243, or 21.5% (excluding fuel, increased $0.0105 to $0.0874, or 13.7%) compared with third quarter 2004. Included in cost per available seat mile is $0.0138 due to the impairment charge.

At Midwest Connect, revenue per scheduled service available seat mile increased 21.1% in the quarter. Traffic increased 15.6% on a 1.3% increase in capacity, resulting in an 8.4 percentage point improvement in load factor, while revenue yield decreased 0.6%. Cost per available seat mile increased $0.0437 to $0.2717, or 19.2% (excluding fuel, increased $0.0256 to $0.2053, or 14.3%) compared with third quarter 2004, due primarily to labor costs associated with new ramp and dining services functions performed for Midwest Airlines. The transfer of ramp and dining services functions to Midwest Connect is expected to lower the total cost to Midwest Air Group. Into-plane fuel prices increased 39.4% in third quarter 2005, averaging $2.02 per gallon versus $1.45 per gallon in third quarter 2004, resulting in a $1.8 million (pre-tax) unfavorable price impact. Fuel consumption was virtually unchanged quarter over quarter.

Note: Cost per available seat mile excluding fuel expense is an industry measurement that provides management and investors the ability to track changes in cost absent fuel-related expenses.

The company ended the quarter with $76.2 million in unrestricted cash, down from $84.7 million on June 30, 2005 and $81.5 million at December 31, 2004 – primarily due to seasonal fluctuations in the business and continued fuel cost increases. Capital spending – net of credits used to fund such spending – resulted in a cash outlay of $7.1 million for the nine months and consisted primarily of costs associated with the acquisition of additional spare parts for the Boeing 717 fleet, purchase of an MD-80 engine, and equipment and leasehold improvements for the in-house dining services program.

In the third quarter of 2005:

•   Midwest Air Group moved from the New York Stock Exchange to the American Stock Exchange. The company retained its MEH ticker symbol.

•   Midwest Airlines placed an additional Boeing 717 aircraft in service, bringing the total number of 717s in its fleet to 20. The airline will take delivery of two additional 717s in 2005 and three more in the first half of 2006.

•   Midwest Airlines launched Best Care Business – a new small business program that provides incentives for businesses that spend $100,000 or less annually on travel with the airline.

•   Midwest Airlines and the Milwaukee Brewers Baseball Club extended their travel and marketing partnership agreements for three additional seasons, through 2008.

•   Midwest Airlines signed agreements with five National Hockey League teams to provide charter services during the 2005-06 season.

•   Travel+Leisure magazine named Midwest Airlines “World’s Best Domestic Airline” in its 2005 World’s Best Awards competition – the seventh time in the 10 years that the magazine’s subscribers have selected the world’s best services and places.

•   For the eighth year in a row, Midwest Airlines was recognized in the annual Condé Nast Traveler Business Travel Awards poll. Midwest Airlines placed first in three of the six categories in the 2005 poll of single-class domestic airlines: Seat Comfort/Legroom, Food/Beverages and Cabin Service. Midwest Airlines also came in a strong second in the overall domestic single-class airline category.

•   Midwest Airlines supported Hurricane Katrina and Hurricane Rita recovery efforts by providing discounted travel to relief organizations and offering reduced-rate charters to fly workers and supplies to hurricane-impacted areas. Members of the airline’s Midwest Miles program donated 275,000 miles for use by the American Red Cross in disaster relief work.

In the fourth quarter of 2005:

•   On October 1, Midwest Airlines resumed its seasonal Ft. Myers service, which continues through April 30, 2006. The airline will also add frequency to its Milwaukee-Tampa and Milwaukee-Ft. Lauderdale service during peak Florida travel periods.

•   On October 1, Midwest Airlines completed the upgrade of equipment on its Minneapolis/St. Paul flights from regional jets to new Boeing 717s to respond to the growing customer demand. Minnesota passengers can now enjoy the comfort of Midwest Airlines Signature Service from the newly expanded Humphrey Terminal on five nonstop flights each weekday to Milwaukee, where they can make quick connections to 40 destinations nationwide.

•   On October 31, Midwest Airlines will launch daily nonstop Signature Service between Kansas City and Orlando, Pittsburgh and San Diego. Additionally, Midwest is retiming many of its Kansas City flights to make it more convenient for passengers connecting through Kansas City to cities throughout the country.

•   On November 15, Midwest Airlines will open a dining services center in Kansas City, supplementing its Milwaukee facility and enabling the airline to offer its popular Best Care Cuisine to passengers on flights departing from Kansas City.

•   On December 15, Midwest Airlines will begin daily nonstop Signature Service between Kansas City and Tampa, and increase frequency on its popular service between Kansas City and Ft. Lauderdale. With the new Florida service, Midwest Airlines will offer nonstop service from Kansas City to 12 destinations with 23 departures each weekday, and connecting service via Milwaukee to dozens more.

“As conditions in the airline industry have deteriorated, we have continually taken aggressive action to position ourselves to be a long-term survivor,” concluded Hoeksema. “We are constantly analyzing possible changes to our strategic plan to address the challenges the industry is facing. We’re also continuing our intense focus on growing revenue, reducing costs, improving productivity, and providing a superior product and services – areas in which we’ve made considerable progress.”

Midwest Airlines features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Skyway Airlines, Inc. – its wholly owned subsidiary – operates as Midwest Connect, which offers connections to Midwest Airlines as well as point-to-point service between select markets on regional jet and turboprop aircraft. Together, the airlines offer service to 47 cities, including San Diego – the airline’s newest destination. More information is available at www.midwestairlines.com.

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This document contains forward-looking statements that may state the company’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. Words such as “expect,” “anticipate,” “believe,” “estimate,” “goal,” “objective” or similar words are intended to identify forward-looking statements. It is important to note that the company’s actual results could differ materially from projected results due to the risk factors described in the “Risk Factors” section of Part 1 of the company’s “Annual Report on Form 10-K” for the year ended December 31, 2004 and the company’s current 10-Q.

Editor’s note: Tables follow

MIDWEST AIR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,		% Change
	2005	2004	Better/(Worse)

Operating revenues:
Passenger service	$121,602	$89,686	35.6%
Cargo	1,368	1,177	16.2%
Other	13,666	12,548	8.9%
Total operating revenues	136,636	103,411	32.1%

Operating expenses:
Salaries, wages and benefits	36,750	36,145	(1.7%)
Aircraft fuel and oil	48,090	28,438	(69.1%)
Commissions	3,684	2,635	(39.8%)
Dining services	2,496	1,835	(36.0%)
Station rental, landing and other fees	11,295	9,211	(22.6%)
Aircraft maintenance materials and repairs	13,964	10,263	(36.1%)
Depreciation and amortization	4,122	4,212	2.1%
Aircraft rentals	13,037	10,201	(27.8%)
Impairment loss	15,622	-	n.m.
Other	14,693	13,425	(9.4%)
Total operating expenses	163,753	116,365	(40.7%)
Operating loss	(27,117)	(12,954)	(109.3%)

Other income (expense):
Interest income	1,073	496	116.3%
Interest expense	(881)	(979)	10.0%
Other, net	0	(2)	100.0%
Total other income (expense)	192	(485)	139.7%

Loss before income tax provision	(26,925)	(13,439)	(100.3%)
Income tax provision	-	(29)	(100.0%)
Net loss	$(26,925)	$(13,410)	(100.8%)

Loss per common share – basic	$(1.54)	$(0.77)	(100.0%)
Loss per common share – diluted	$(1.54)	$(0.77)	(100.0%)

Weighted average shares – basic	17,508,695	17,431,684
Weighted average shares – diluted	17,508,695	17,431,684

MIDWEST AIR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended
	September 30,		% Change
	2005	2004	Better/(Worse)

Operating revenues:
Passenger service	$334,373	$265,930	25.7%
Cargo	4,492	3,473	29.3%
Other	41,358	42,211	(2.0%)
Total operating revenues	380,223	311,614	22.0%

Operating expenses:
Salaries, wages and benefits	109,770	106,264	(3.3%)
Aircraft fuel and oil	123,850	77,532	(59.7%)
Commissions	10,090	7,748	(30.2%)
Dining services	7,434	5,644	(31.7%)
Station rental, landing and other fees	33,044	29,780	(11.0%)
Aircraft maintenance materials and repairs	38,681	28,999	(33.4%)
Depreciation and amortization	12,355	13,079	5.5%
Aircraft rentals	37,596	29,490	(27.5%)
Impairment loss	15,622	-	n.m.
Other	42,993	39,147	(9.8%)
Total operating expenses	431,435	337,683	(27.8%)
Operating loss	(51,212)	(26,069)	(96.4%)

Other (expense) income:
Interest income	2,707	1,233	119.5%
Interest expense	(2,673)	(2,868)	6.8%
Other, net	(0)	(10)	100.0%
Total other expense	34	(1,645)	102.0%

Loss before income tax credit	(51,178)	(27,714)	(84.7%)
Income tax credit	(140)	(3,969)	(96.5%)
Net loss	$(51,038)	$(23,745)	(114.9%)

Loss per common share – basic	$(2.92)	$(1.36)	(114.7%)
Loss per common share – diluted	$(2.92)	$(1.36)	(114.7%)

Weighted average shares – basic	17,489,809	17,418,543
Weighted average shares – diluted	17,489,809	17,418,543

MIDWEST AIR GROUP, INC.
NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Midwest Airlines Operations
Total GAAP operating expenses ($000)	$140,637	$96,027	$364,307	$280,522
ASMs (000)	1,131,518	938,734	3,214,216	2,814,549
CASM	$0.1243	$0.1023	$0.1133	$0.0997

Total GAAP operating expenses ($000)	$140,637	$96,027	$364,307	$280,522
Less: aircraft fuel ($000)	$41,690	$23,838	$106,539	$65,704

Operating expenses excluding fuel ($000)	$98,948	$72,189	$257,768	$214,818
ASMs (000)	1,131,518	938,734	3,214,216	2,814,549
CASM excluding fuel	$0.0874	$0.0769	$0.0802	$0.0763

Midwest Connect Operations
Total GAAP operating expenses ($000)	$26,198	$21,708	$73,816	$60,946
ASMs (000)	96,439	95,228	286,427	269,255
CASM	$0.2717	$0.2280	$0.2577	$0.2263

Total GAAP operating expenses ($000)	$26,198	$21,708	$73,816	$60,946
Less: aircraft fuel ($000)	$6,401	$4,600	$17,311	$11,828

Operating expenses excluding fuel ($000)	$19,798	$17,108	$56,505	$49,117
ASMs (000)	96,439	95,228	286,427	269,255
CASM excluding fuel	$0.2053	$0.1797	$0.1973	$0.1824

Midwest Air Group
Total GAAP operating expenses ($000)	$163,753	$116,364	$431,435	$337,683
ASMs (000)	1,227,956	1,033,962	3,500,643	3,083,804
CASM	$0.1334	$0.1125	$0.1232	$0.1095

Total GAAP operating expenses ($000)	$163,753	$116,364	$431,435	$337,683
Less: aircraft fuel ($000)	$48,090	$28,439	$123,850	$77,532

Operating expenses excluding fuel ($000)	$115,663	$87,926	$307,585	$260,150
ASMs (000)	1,227,956	1,033,962	3,500,643	3,083,804
CASM excluding fuel	$0.0942	$0.0850	$0.0879	$0.0844

Note: Numbers and totals in this table may not be recalculated due to rounding.

MIDWEST AIR GROUP, INC.
OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Midwest Airlines Operations
Origin & Destination Passengers	811,740	539,566	2,230,961	1,671,321
Revenue Passenger Miles (000s)	831,361	555,211	2,319,666	1,735,148
Scheduled Service Available Seat Miles (000s)	1,123,959	914,894	3,173,310	2,710,207
Total Available Seat Miles (000s)	1,131,518	938,734	3,214,216	2,814,549
Load Factor (%)	74.0%	60.7%	73.1%	64.0%
Revenue Yield	$0.1181	$0.1249	$0.1163	$0.1212
Revenue per Scheduled Service ASM (1)	$0.0923	$0.0796	$0.0898	$0.0813
Total Cost per Total ASM	$0.1243	$0.1023	$0.1133	$0.0997
Total Cost per Total ASM (ex-fuel cost) (2) (3)	$0.0874	$0.0769	$0.0802	$0.0763
Average Passenger Trip Length (miles)	1,024	1,029	1,040	1,038
Number of Flights	12,383	9,549	33,839	28,250
Into-plane Fuel Cost per Gallon	$1.92	$1.39	$1.75	$1.26
Full-time Equivalent Employees at End of Period	1,893	2,018	1,893	2,018
Aircraft in Service at End of Period	33	29	33	29

Midwest Connect Operations
Origin & Destination Passengers	222,803	181,296	620,214	502,029
Revenue Passenger Miles (000s)	64,859	56,094	180,892	149,131
Scheduled Service Available Seat Miles (000s)	96,439	95,220	286,160	269,248
Total Available Seat Miles (000s)	96,439	95,228	286,427	269,255
Load Factor (%)	67.3%	58.9%	63.2%	55.4%
Revenue Yield	$0.3606	$0.3626	$0.3572	$0.3732
Revenue per Scheduled Service ASM (1)	$0.2486	$0.2189	$0.2317	$0.2123
Total Cost per Total ASM	$0.2717	$0.2280	$0.2577	$0.2263
Total Cost per Total ASM (ex-fuel cost) (2)	$0.2053	$0.1797	$0.1973	$0.1824
Average Passenger Trip Length (miles)	291	309	292	297
Number of Flights	15,281	14,733	45,040	42,077
Into-plane Fuel Cost per Gallon	$2.02	$1.45	$1.82	$1.31
Full-time Equivalent Employees at End of Period	992	785	992	785
Aircraft in Service at End of Period	22	22	22	22

Midwest Air Group
Revenue Passenger Miles (000s)	896,220	611,305	2,500,559	1,884,279
Scheduled Service Available Seat Miles (000s)	1,200,398	1,010,114	3,459,470	2,979,455
Total Available Seat Miles (000s)	1,227,956	1,033,962	3,500,643	3,083,804
Load Factor (%)	73.4%	60.5%	72.3%	63.2%
Revenue Yield	$0.1357	$0.1467	$0.1337	$0.1411
Revenue per Scheduled Service ASM (1)	$0.1047	$0.0928	$0.1015	$0.0931
Total Cost per Total ASM	$0.1334	$0.1125	$0.1232	$0.1095
Total Cost per Total ASM (ex-fuel cost) (2) (4)	$0.0942	$0.0850	$0.0879	$0.0844
Number of Flights	27,664	24,282	78,879	70,327
Into-plane Fuel Cost per Gallon	$1.93	$1.40	$1.76	$1.27
Full-time Equivalent Employees at End of Period	2,885	2,803	2,885	2,803
Aircraft in Service at End of Period	55	51	55	51

(1) Passenger, cargo and other transport-related revenue divided by scheduled service ASMs.
(2) Non-GAAP measurement.
(3) Includes $0.0138 & $0.0049 of impairment for the three months and nine months ended September 30, 2005.
(4) Includes $0.0127 & $0.0045 of impairment for the three months and nine months ended September 30, 2005.

Note:  All statistics exclude charter operations except the following: total available seat miles ("ASMs"), cost per total ASM, into-plane fuel cost, number of employees and aircraft in service. Aircraft aquired but not yet placed into service are excluded from the aircraft in service statistics.

Numbers in this table may not be recalculated due to rounding.